Exhibit 99.1
Investor Update - March 11, 2025

This Investor Update provides information about recent developments and performance trends for Sun Country Airlines.

Investor Update - Guidance for First Quarter 2025

	Original Q1 2025 Guidance	Updated Q1 2025 Guidance
Total revenue - millions	$330 to $340	$325 to $330
Economic fuel cost per gallon	$2.76	$2.70
Operating income margin - percentage	17% to 21%	Lower end of original guidance
Effective tax rate	23%	Unchanged from original guidance
Total system block hours - thousands	41 to 42	40.5 to 41.5

Forward Looking Statements
This Investor Update contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this Investor Update, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements are relating to:
• our strategy, outlook and growth prospects;
• our operational and financial targets and dividend policy;
• general economic trends and trends in the industry and markets;
• potential repurchases of our common stock; and
• the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
These forward-looking statements reflect our views with respect to future events as of the date of this Investor Update and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this Investor Update and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this Investor Update. We anticipate that subsequent events and developments will cause our views to change. You should read this Investor Update completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.